Exhibit 99.1

The Royal Bank of Scotland Group plc

The RBS 2014 Employee Share Plan

Adopted by the Board

25 June 2014

Approved by shareholders

25 June 2014

AGM Display version

Contents

1.	Introduction		5

2.	Operation of the Plan		5

	2.1	Timing of operation	5

	2.2	Selection of Participants	5

3.	Grant of Awards		5

	3.1	Determination of Awards	5

	3.2	Terms of Awards	5

	3.3	Performance Conditions and additional conditions	6

	3.4	Award statement	6

	3.5	Rights attaching to Award Assets	6

	3.6	Individual limit	6

	3.7	Dilution limits	7

	3.8	Listing Rules	8

	3.9	Currency exchange	8

4.	Malus and Clawback		8

	4.1	General	8

	4.2	Reduction in Awards to give effect to provisions in other plans	9

	4.3	Compliance with legal or regulatory provisions	9

5.	Vesting of Awards		9

	5.1	General	9

	5.2	Timing of Vesting	9

	5.3	Delayed Vesting	9

	5.4	Consequences of Vesting	10

	5.5	Dividend equivalents and notional interest	10

	5.6	Alternative settlement	11

	5.7	Retention Period	11

6.	Leaver provisions		11

	6.1	General rule on cessation of employment	11

	6.2	Leaving in exceptional circumstances	12

	6.3	Vesting	12

	6.4	Death	12

	6.5	Amendment of rule 6	13

7.	Corporate events		13

	7.1	Change of Control	13

	7.2	Rights issues, demergers and other corporate events	13

	7.3	Committee	14

	7.4	Exchange of Awards	14

8.	General terms		14

	8.1	Transfer of Awards	14

	8.2	Company documents	14

	8.3	Withholding	15

	8.4	Discretionary nature of the Plan	15

	8.5	Committee’s decisions final and binding	16

	8.6	Administrative regulations	16

	8.7	Awards non-pensionable	16

	8.8	Employee trust	16

	8.9	Consents	16

	8.10	Notices	16

	8.11	Share rights	17

	8.12	Data protection	17

	8.13	Amendment	17

	8.14	Severability	18

	8.15	Termination of the Plan	18

	8.16	Governing law and jurisdiction	18

9.	Definitions		18

Schedule 1 - Allowances			23

1.	Introduction		23

2.	Operation of the Schedule		23

	2.1	Timing of operation	23

	2.2	Selection of Participants	23

3.	Award of Allowances		23

	3.1	Terms of Allowances	23

	3.2	Currency exchange	24

	3.3	Statement of entitlement	24

4.	Allowance Instalment Payments		24

	4.1	Calculation and payment	24

	4.2	Alternative settlement	24

	4.3	Change of Control	24

5.	Ceasing to perform a Role		25

	5.1	General rule	25

	5.2	Amendment	25

6.	Rights of Participants during and following the Retention Period		25

	6.1	Restrictions on disposal and transfer	25

	6.2	Dividends and other rights	25

	6.3	Death of a Participant	25

7.	Dilution limits		26

	7.1	Base calculations	26

	7.2	General	26

8.	Listing Rule		26

9.	General terms		27

	9.1	Transfer of Allowances	27

	9.2	Company documents	27

	9.3	Withholding	27

	9.4	Discretionary nature of the Schedule	27

	9.5	Committee’s decisions final and binding	28

	9.6	Administrative regulations	28

	9.7	Allowances non-pensionable	28

	9.8	Employee trust	28

	9.9	Consents	28

	9.10	Notices	29

	9.11	Share rights	29

	9.12	Data protection	29

	9.13	Amendment	29

	9.14	Severability	30

	9.15	Termination of the Schedule	30

	9.16	Governing law and jurisdiction	30

10.	Definitions		30

Schedule 2 — Cash Awards and Allowances			33

Schedule 3 — Phantom Awards and Allowances			35

Schedule 4 — Awards and Allowances over other assets			39

Schedule 5 — Australia			40

Schedule 6 — Canada			42

Schedule 7 — USA			43

Schedule 8 — Poland			48

1.                                     Introduction

The definitions used in this Plan are set out at rule 9.  Expressions in italics and headings are for guidance only and do not form part of the Plan.

2.                                     Operation of the Plan

2.1                              Timing of operation

2.1.1                    The Committee may operate the Plan at any time after its adoption and before its termination under rule 8.15. Other than as set out in rule 2.1.2, Awards may only be granted within 42 days starting on any of the following:

(1)              the date of shareholder approval;

(2)              the day after the announcement of the Company’s results for any period;

(3)              any day on which the Committee resolves that exceptional circumstances exist which justify the grant of Awards;

(4)              any day on which changes to the legislation or regulations affecting share plans are announced, effected or made; or

(5)              the lifting of Dealing Restrictions which prevented the granting of Awards during any period specified above.

2.1.2                    Awards may be granted after an Eligible Employee joins any Member of the Group where they are granted as a replacement for an incentive that would otherwise have been provided by that Eligible Employee’s previous employer.  As far as reasonably practicable, this will take place within 42 days of the date of joining.

2.2                              Selection of Participants

2.2.1                    Whenever the Committee decides to operate the Plan it may select any Eligible Employee to participate.

2.2.2                    However, a selected Eligible Employee will not receive an Award if he ceases to be employed by a Member of the Group (in accordance with rule 6.1.2) before the Award Date and the Committee determines that he will not receive an Award.

3.                                     Grant of Awards

3.1                              Determination of Awards

The Committee may grant an Award to such Eligible Employee or Eligible Employees as it considers appropriate.

3.2                              Terms of Awards

3.2.1                    Whenever the Committee decides to operate the Plan, it must determine in respect of each selected Eligible Employee:

(1)              whether his Award will take the form of a Conditional Award, Forfeitable Award or Option;

(2)              the type of Award Assets in respect of which the Award will be granted;

(3)              the number or value of such Award Assets;

(4)              the Vest date(s) for the Award;

(5)              whether any Performance Conditions will apply to the Award; and

(6)              whether any Retention Period will apply to the Award.

3.2.2                    Awards will be granted in accordance with the rules of the Plan and such terms as the Committee may determine.  The Committee may specify additional terms and conditions which will apply to Awards in accordance with rule 3.3.2.

3.2.3                    Awards may be granted by deed or any other method determined by the Company.  In addition, the Company may require Participants to accept the grant of an Award and to enter into other agreements or elections, or to sign other documentation.

3.2.4                    Participants who are granted a Forfeitable Award will be required to enter into a Forfeiture Agreement with the Company specifying that if and to the extent that the Forfeitable Award lapses, the Award Assets will be forfeited and transferred, for no or nominal consideration, to any person specified by the Company.  Participants will also be required to enter into agreements or elections, or sign documentation, as required by the Committee.

3.3                              Performance Conditions and additional conditions

3.3.1                    When granting an Award, the Committee may make its Vesting conditional on the satisfaction of one or more Performance Conditions.  The Committee may waive or change any such condition in accordance with its terms if anything happens which causes the Committee reasonably to consider it appropriate.

3.3.2                    The Committee may also impose additional conditions on Vesting of an Award (whether at grant or otherwise) which do not relate to performance. The Committee may change any such condition in accordance with its terms if anything happens which causes the Committee reasonably to consider it appropriate.

3.3.3                    Any condition imposed under this rule 3.3 must be objective and may provide that an Award will lapse, in full or in part, if it is not satisfied.

3.4                              Award statement

Each Participant may be sent a statement setting out the terms of the Award.  This may be sent by e-mail, made available on a website, or sent by some other electronic means of communication.

3.5                              Rights attaching to Award Assets

3.5.1                    Unless the Forfeiture Agreement provides otherwise, a Participant who has been granted a Forfeitable Award will be entitled to vote, to receive dividends and benefit from any other rights available to him as the holder of the Award Assets in respect of his Forfeitable Award.

3.5.2                    Subject to rule 5.5, a Participant who has been granted a Conditional Award or Option will not be entitled to receive dividends, coupons, interest or to have any other rights of a holder of the relevant Award Assets until these are issued or transferred to the Participant on Vesting or exercise.

3.5.3                    If an Award lapses under the Plan, a Participant has no rights in respect of it, including in relation to any of the relevant Award Assets.

3.6                              Individual limit

3.6.1                    General limit: Subject to rules 3.6.2 and 3.6.4, an Award must not be granted to an Eligible Employee if it would, at the proposed Award Date, cause the Market Value of the Award Assets in respect of which Awards have been granted to that Eligible Employee in that financial year to exceed four times his annual basic salary from Members of the Group.

3.6.2                    Exceptions to General limit:  The general limit under rule 3.6.1 will not apply:

(1)              where the Award is being granted in mandatory substitution for any Bonus, in which case, the Market Value of such Award, together with any other awards granted in mandatory substitution of such Bonus (whether under the Plan or any other employee share plan or bonus plan operated by any Member of the Group) must not exceed the value of the corresponding Bonus; or

(2)              where the Award is being granted as a replacement for an incentive that was or would have been provided by the Eligible Employee’s previous employer, in which case, the value of such Award must not exceed the value of that corresponding incentive; or

(3)              where the Committee determines that exceptional circumstances make it desirable to grant an Award in excess of such limit.

3.6.3                    Allowances: For the avoidance of doubt, any Allowance payable to a Participant will not be taken into account for the purposes of calculating the general limit under rule 3.6.1.

3.6.4                    Overriding limit: The general limit under rule 3.6.1 will apply, subject to any overriding limit imposed under the Remuneration Code or any other applicable legislation or regulation that applies from time to time to Awards.

3.7                              Dilution limits

3.7.1                    10% limit: An Award must not be granted if the number of Shares committed to be issued under that Award exceeds 10 per cent of the ordinary share capital of the Company in issue immediately before the proposed grant, including any B Shares in issue, when added to the number of Shares which have been issued, or committed to be issued, to satisfy:

(1)              Awards granted under the Plan;

(2)              Allowance Instalment Payments; and

(3)              options and awards granted under any other employee share plan operated by the Company,

in the previous 10 years.

3.7.2                    5% limit: An Award which is granted otherwise than in mandatory substitution for any Bonus must not be granted if the number of Shares committed to be issued under that Award exceeds 5 per cent of the ordinary share capital of the Company in issue immediately before the proposed grant, including any B Shares in issue, when added to the number of Shares which have been issued, or committed to be issued, to satisfy:

(1)              Awards granted otherwise than in mandatory substitution of Bonus under the Plan;

(2)              Allowance Instalment Payments; and

(3)              options and awards granted (otherwise than in mandatory substitution of Bonus) under any discretionary employee share plan operated by the Company,

in the previous 10 years.

3.7.3                    Ignore releases/lapses: Where an award or option granted over Shares under the Plan, any of the Schedules, or any other employee share plan operated by a Member of the Group, is released or lapses or is settled otherwise than in Shares, or is subject to reduction under a malus provision, any Shares which are the subject of such release, lapse, alternative settlement or malus reduction are ignored when calculating the limits in this rule 3.7.

3.7.4                    Net settlement: For the purposes of rule 3.7, if the Committee determines that the number of Shares over which an Award is held will be reduced in order to discharge any liability under rule 8.3.1, the number of Shares committed to be issued under that Award will be based on the net number to be issued on Vesting.

3.7.5                    Treasury Shares — ABI: As long as required by the Association of British Insurers, Shares transferred from treasury are counted as part of the ordinary share capital of the Company, and as Shares issued by the Company.

3.7.6                    Existing Shares ignored: For the avoidance of doubt, existing Shares transferred, or committed to be transferred, to satisfy Awards, Allowance Instalment Payments, or any other option or award will be ignored when calculating the limits in rule 3.7 (other than Shares transferred from treasury, where rule 3.7.5 applies).

3.8                              Listing Rules

No Shares will be issued under the Plan if it would cause Listing Rule 6.1.19 (Shares in public hands) to be breached.

3.9                              Currency exchange

Where an amount or value for the purposes of these rules is expressed in a currency other than pounds sterling, the amount or value will be treated as being an amount expressed in pounds sterling by applying such rate or method of exchange as the Committee considers appropriate.

4.                                     Malus and Clawback

4.1                              General

4.1.1                    The Committee may decide at any time before an Award Vests, or for such period after an Award Vests that the Committee determines is appropriate, that any Participant will be subject to Malus and/or Clawback in the light of:

(1)              the performance of the Company, any Member of the Group and any business area or team, and the conduct, capability or performance of the Participant; and/or

(2)              any legal or regulatory requirement on the Company or any Member of the Group to apply Malus and/or Clawback in relation to the Company, any Member of the Group, any business area or team, or the Participant; and/or

(3)              non-compliance with any legal or regulatory requirement relating to the Company, any Member of the Group, any business area or team, or the Participant; and/or

(4)              any other matter which the Committee considers relevant.

4.1.2                    To give effect to Malus and/or Clawback in respect of a Participant the Committee may take any action, including but not limited to:

(1)              reducing (if appropriate, to zero) the amount of any Bonus which would otherwise be payable; and/or

(2)              reducing (if appropriate, to zero):

(a)                                the number or amount of Award Assets in respect of an Award (including any Vested but unexercised Option); and/or

(b)                                the number or amount of any assets relating to any awards (including vested but unexercised options) which have been granted to the Participant under any other employee share plan or incentive plan (other than a Tax-favoured Plan) operated by any Member of the Group; and/or

(c)                                 the extent to which any Award held by the Participant Vests or becomes exercisable; and/or

(d)                                the extent to which any award granted to the Participant under any other employee share plan or incentive plan (other than any Tax-favoured Plan) operated by any Member of the Group vests or becomes exercisable, in each case notwithstanding the extent to which any conditions (including performance conditions) imposed on such Awards or awards may be or have been satisfied; and/or

(3)              reducing (if appropriate, to zero) any amount otherwise payable under rule 5.5.

(4)              requiring the Participant to pay or repay any Award Assets or amounts (which, without limitation, may be deducted from the Participant’s salary or any other payment to be made to the Participant by any Member of the Group).

4.1.3                    Where Clawback is proposed to be operated, account will be taken of any tax or social security actually paid (or due to be paid) by the Participant in respect of the amount proposed to be subject to Clawback, unless and to the extent that the Participant can claim relief in respect of such tax or social security.

4.2                              Reduction in Awards to give effect to provisions in other plans

The Committee may decide to take any of the actions described in rule 4.1.2  to give effect to a malus and/or clawback provision contained in any other employee share plan, incentive plan or bonus plan operated by any Member of the Group. Such action will be taken in accordance with the terms of the relevant plan or, in the absence of any such terms, on such basis as the Committee decides is appropriate.

4.3                              Compliance with legal or regulatory provisions

The Company can alter or extend the range of circumstances in which Malus and/or Clawback may be operated if required by any legal or regulatory provision.

5.                                     Vesting of Awards

5.1                              General

5.1.1                    Prior to Vesting of an Award the Committee will determine the extent to which an Award may Vest having regard to the extent any Performance Condition or other Vesting condition has been satisfied.

5.1.2                    An Award will not Vest if any legal or regulatory requirement on the Company or any Member of the Group would make Vesting unlawful, impossible or, in the opinion of the Committee, inappropriate or impractical.

5.2                              Timing of Vesting

Subject to rules 5.1, 5.3, 6 and 7, Awards will Vest:

5.2.1                    on the scheduled Vesting date or dates specified in the terms of the Award, or such earlier date or dates as the Committee may consider appropriate;

5.2.2                    if the Committee has not made its determination under rule 5.1 on the scheduled Vesting date or dates, such later date as the Committee will specify; or

5.2.3                    if on the scheduled Vesting date or dates specified in the terms of the Award, or any such revised date as determined under rule 5.2.2, a Dealing Restriction applies to a Participant and the Committee so determines, on the first date on which the Dealing Restriction no longer applies.

5.3                              Delayed Vesting

5.3.1                    Vesting is delayed in respect of a Participant’s Award or any part of it, if any of the following circumstances apply on the scheduled Vesting date:

(1)              the Participant is subject to any Disciplinary Action;

(2)              the Participant’s employment has terminated or is about to terminate in circumstances where it is not clear whether the Award should lapse under rule 6;

(3)              a matter which may otherwise involve or affect that Participant has been referred to the Committee for review under rule 4; or

(4)              the Committee considers that it is necessary or appropriate to delay Vesting.

5.3.2                    Where Vesting has been delayed, the Committee will determine the extent to which the Award should Vest and the revised Vesting date or dates.  If the Committee determines that the Award should not Vest to any extent, it will lapse in full.

5.4                              Consequences of Vesting

Following the Vesting of an Award:

5.4.1                    Conditional Awards: subject to rules 4, 5.6, 8.3 and 8.9, the relevant Award Assets will be delivered, as soon as practicable, to the Participant or to a nominee for the Participant appointed by the Company.

5.4.2                    Forfeitable Awards: subject to rules 4, 8.3 and 8.9, the restrictions contained in the Forfeiture Agreement entered into between the Participant and the Company under rule 3.2.4 will no longer have effect.

5.4.3                    Options (exercise): subject to rule 5.4.4, a Participant may exercise the Option at any time during the Option Period by giving notice in the prescribed form to the Company or any person nominated by the Company and paying the Option price (if any).   If the Option is exercised, as soon as is practicable after exercise and, subject to rules 4, 5.6, 8.3 and 8.9, the relevant Award Assets will be delivered to the Participant or a nominee for the Participant appointed by the Company.

5.4.4                    Options (lapse): an Option will lapse if unexercised at the end of the Option Period or, if earlier, on the first to occur of:

(1)              if a Participant ceases to be employed by a Member of the Group (in accordance with rule 6.1.2) for any of the reasons set out in rule 6.2, the date 12 months after:

(a)                                 the Vesting date (where the Option has not already Vested prior to cessation of employment); or

(b)                                 the date the Participant ceases to be so employed (where the Option has already Vested prior to cessation of employment);

(2)              the Participant ceasing to be employed by a Member of the Group (in accordance with rule 6.1.2) for any reason other than as set out in rule 6.2;

(3)              subject to rule 7.2.1(4), the date 6 months after an event giving rise to Vesting under rule 7 (whether this is the Vesting of the Option or another Award);

(4)              the date 6 weeks after the date on which a notice to acquire Shares under section 979 of the Companies Act 2006 is first served; or

(5)              if the Participant dies, the earlier of the date 18 months from his death or the date 3 months after the Participant’s personal representatives notify the Company that they have obtained a valid grant of representation (or local equivalent to the satisfaction of the Committee).

5.5                              Dividend equivalents and notional interest

5.5.1                    The terms of an Award may include the right to receive an amount (which may be provided in any form of asset) equal in value to any dividends (excluding any special dividend, unless the Committee otherwise allows) or interest (calculated at such rate or rates as the Committee may determine) that may otherwise have been payable in respect of the relevant Award Assets had the Participant an unconditional right to them during the period from the Award Date to the date on which the Award Vests (or, in the case of Options and if the Committee so determines, the period from the Award Date to the date the Option is exercised).

5.5.2                    The right to receive an amount in accordance with rule 5.5.1 may be included in the terms of an Award at the time of grant or by the Committee at any later time in its discretion.

5.5.3                    Subject to rule 5.7, amounts or assets delivered to a Participant or to a nominee for the Participant appointed by the Company under this rule 5.5 will be delivered as soon as practicable after Vesting (or, in the case of Options and if the Committee so determines, as soon as practicable after exercise of the Option) and may be satisfied in such manner as the Committee considers appropriate.

5.6                              Alternative settlement

5.6.1                    Except in relation to Forfeitable Awards, on Vesting (or, in the case of Options, on or before exercise), the Committee may decide to satisfy an Award either by using different Award Assets to that over which the Award was originally granted or by paying cash.

5.6.2                    Such alternative form of Award Assets or payment of cash must be equivalent in Market Value to the original Award Assets which Vest (or in the case of Options, over which the Option has been exercised).

5.6.3                    For the purposes of this rule 5.6, the Market Value of the original Award Assets will be calculated as at the date on which the Award Vests (or the Option exercise date, as applicable and in the case of Options will be reduced by the amount of any option price payable).

5.7                              Retention Period

5.7.1                    Restrictions on disposal and transfer: Subject to rule 5.7.3, where a Retention Period is imposed on an Award, the Participant must not dispose, or procure the disposal, of Retained Assets until the end of the Retention Period, except so far as is necessary to discharge any liability to tax under rule 8.3 or if the Committee determines that any of the Retained Assets will not be subject to the restrictions contained in this rule 5.7.1. The Company will arrange for the Retained Assets to be held on behalf of the Participant in a restricted nominee account or will make such other arrangements as it considers appropriate to ensure that the Participant does not dispose of such Retained Assets until the end of the Retention Period.

5.7.2                    Dividends and other rights:  On receipt of a Retained Asset following Vesting or exercise of an Option (as applicable), a Participant will be entitled to vote and receive dividends and have the same rights and be treated in the same way as any other holder of such assets.  The restrictions in rule 5.7.1 will apply to any dividends, shares, securities, cash or other assets received in respect of the relevant Retained Asset during the Retention Period, unless the Company decides otherwise.

5.7.3                    Death of a Participant:  On the death of a Participant, any applicable Retention Period shall immediately be deemed to have come to an end.

6.                                     Leaver provisions

6.1                              General rule on cessation of employment

6.1.1                    Unless rule 6.2 applies, an Award which has not Vested will lapse on the date the Participant ceases to be employed by a Member of the Group.

6.1.2                    Subject to rules 6.1.3 and 6.1.4 below, a Participant will be treated as having ceased to be employed by a Member of the Group for the purposes of this Rule 6 when he no longer holds any employment with any Member of the Group. However, such a Participant will not be treated as ceasing to be employed if he recommences employment with a Member of the Group within:

(1)              such period of time as preserves his continuity of employment; or

(2)              14 days of his so ceasing in the event that his continuity of employment would otherwise be preserved for a shorter period.

6.1.3                    The Committee may decide that a Participant will cease to be employed by a Member of the Group (in accordance with rule 6.1.2) on the date he gives or receives notice of termination of employment, whether or not such termination is lawful.

6.1.4                    A Participant who takes voluntary unpaid leave from employment with a Member of the Group may be treated as ceasing to be employed by a Member of the Group (in accordance with rule 6.1.2) on the date the leave commences, or if the Committee determines, the date notice of intention to take leave is given by the Participant, or on such later date as considered appropriate.

6.2                              Leaving in exceptional circumstances

6.2.1                    Subject to rule 6.2.2, if a Participant ceases to be employed by a Member of the Group (in accordance with rule 6.1.2) for any of the reasons set out below and has not engaged in Detrimental Activity, his Award will Vest as described in rule 6.3.  The reasons are:

(1)              ill-health, injury or disability, as established to the satisfaction of the Company;

(2)              retirement as determined by the Committee with the agreement of the Participant’s employer;

(3)              redundancy as determined by the Committee;

(4)              the Participant’s employing company ceasing to be a Member of the Group;

(5)              the business in which the Participant works being transferred to a person which is not a Member of the Group; or

(6)              any other reason, if and to the extent the Committee so decides in any particular case.

If a Participant ceases to be employed by a Member of the Group (in accordance with rule 6.1.2) for any of the reasons set out above and has engaged in Detrimental Activity, his Award will lapse.

6.2.2                    Where cessation occurs as set out in rule 6.2.1(4) or 6.2.1(5) (or under rule 6.2.1(3) in circumstances where there is a transfer of the business in which the Participant works to a person which is not a Member of the Group), the Committee reserves the right to apply or to have previously applied any actions in accordance with rule 7.2 with the effect that Vesting will not take place under this rule 6.2.1.

6.2.3                    If the Committee does not exercise any discretion provided for in rule 6.2 within 60 days after cessation, the Award will be treated as having lapsed on the date of cessation.  Any decision made under rule 6.1.3 will be ignored for the purposes of determining the date of cessation under this rule 6.2.3.

6.3                              Vesting

6.3.1                    Subject to rule 6.3.2, where rule 6.2.1 applies, an Award will Vest in accordance with the provisions of rule 5.

6.3.2                    In the case of an Award to which a Performance Condition is attached, and unless the Committee determines otherwise, a pro rata reduction will be applied to reflect the proportion of the Performance Period remaining after the Participant ceased to be employed by a Member of the Group (in accordance with rule 6.1.2).

6.4                              Death

If a Participant dies, his Award will not lapse but will Vest in full on the date of death.  No Retention Period will be imposed and the following will apply:

6.4.1                    Conditional Awards: a cash amount equal to the Market Value of the relevant Award Assets on the date of death will be delivered to the Participant’s personal representatives, or a nominee for the Participant’s personal representatives appointed by the Company, as soon as practicable after production of a valid grant of probate (or local equivalent to the satisfaction of the Committee).

6.4.2                    Forfeitable Awards:  the restrictions contained in any Forfeiture Agreement entered into under rule 3.2.4 will cease to have effect on the date of death and the relevant Award Assets will be transferred to the Participant’s personal representatives, or a nominee for the Participant’s personal representatives approved by the Company, as soon as practicable after production of a valid grant of probate (or local equivalent to the satisfaction of the Committee).

6.4.3                    Options: the Option may be exercised by the Participant’s personal representatives within the earlier of three months of the production of a valid grant of probate (or local equivalent), and 18 months of the date of death, and will lapse if not exercised within such period.  A cash amount equal to the Market Value of the relevant Award Assets on the date of death (reduced by the amount of any Option price payable) will be delivered to the Participant’s personal representatives, or a nominee for the Participant’s personal representatives appointed by the Company, as soon as practicable after the exercise of the Option.

6.5                              Amendment of rule 6

The Committee reserves the right to amend the provisions of rule 6 if alternative leaver treatment becomes mandatory under the Remuneration Code or under any other legislation or regulation.  The Committee’s power to amend under this rule 6.5 was approved in general meeting in 2014 and therefore the provisions of rule 8.13 do not apply to amendments authorised by rule 6.5.

7.                                     Corporate events

7.1                              Change of Control

7.1.1                    On the occurrence of a Change of Control Awards will Vest, subject to:

(1)              the satisfaction of any Performance Condition, Vesting condition and/or other condition applicable to the Award, as determined by the Committee in the manner specified in the relevant condition or in such a manner as it considers reasonable; and

(2)              in the case of an Award to which a Performance Condition applies, a pro rata reduction to reflect the proportion of the period between the Award Date and the scheduled Vesting date remaining on the Change of Control, provided that the Committee may exercise discretion to determine otherwise (which may include determining that Awards are required to be exchanged under rule 7.4)

7.2                              Rights issues, demergers and other corporate events

7.2.1                    If the Committee becomes aware that the Company is or is expected to be affected by:

(1)              any variation in share capital, demerger, disposal of a business or Member of the Group, distribution (other than an ordinary dividend) or delisting;

(2)              a flotation of some or all of the shares of a company which either: (a) is or was a Member of the Group; or (b) has been established to hold or operate one or more businesses which the Company or a Member of the Group has transferred to it in connection with such a flotation; or

(3)              any transaction which, in the opinion of the Committee, could affect the current or future value of Award Assets,

then Awards are not affected unless and to the extent that the Committee decides to:

(4)              allow Awards to Vest, subject to any conditions the Committee may decide to impose including, in the case of Options, specifying a different Option Period;

(5)              require Awards to be exchanged under or on a similar basis to rule 7.4;

(6)              adjust the number or amount of Award Assets subject to an Award, and/or such other terms of the Award as appear appropriate; and/or

(7)              take any other action the Committee considers appropriate.

7.2.2                    Subject to the Forfeiture Agreement, where the Award Assets of a Forfeitable Award are Shares, RBS Bonds or other securities, a Participant will have the same rights as any other holder of such assets where there is any event falling within rule 7.2.1.  Any shares, securities or rights allotted to (or rights created for or bestowed on) a Participant as a result of such an event, will be:

(1)              treated as if they were awarded to the Participant under the Plan in the same way and at the same time as the relevant Award Assets; and

(2)              subject to the rules of the Plan and the terms of the Forfeiture Agreement.

7.3                              Committee

If this rule 7 applies on a Change of Control then except following an exchange under rule 7.4 “Committee” means those persons who were members of the Committee immediately before the Change of Control.

7.4                              Exchange of Awards

7.4.1                    Where the Committee determines that an Award is to be exchanged for a new award, the terms of the new award will:

(1)              be subject to terms which are equivalent, as far as practicable, to the existing Award;

(2)              be treated as having been acquired at the same time as the existing Award and, subject to rule 7.4.1(4) below, Vest in the same manner and at the same time;

(3)              be in respect of assets which have at exchange, as far as practicable, an equivalent Market Value (but not necessarily form) to the relevant Award Assets;

(4)              be governed by the Plan as if references to Award Assets were references to the assets over which the new award is to be granted and references to the Company were references to the company or body corporate in respect of which the exchange is to be effected.

7.4.2                    Where the Committee determines that a Forfeitable Award is to be exchanged for a new award, the Participant may be required to exchange some or all of his Award Assets for other assets or to sell or otherwise dispose of them and use the proceeds to acquire other assets on such terms as the Committee may determine and these rules will apply to those other assets as if they were the Award Assets subject to the original Forfeitable Award.

8.                                     General terms

8.1                              Transfer of Awards

A Participant may not transfer, assign or otherwise dispose of an Award or any rights in respect of it. This rule 8.1 does not apply to the transmission of an Award on the death of a Participant to his personal representatives.

8.2                              Company documents

8.2.1                    The Company is not required to send to any Participant a copy of any documents which it is required to send to its shareholders or bondholders, save in respect of:

(1)              Award Assets relating to Forfeitable Awards; or

(2)              Award Assets received following the Vesting of an Award (or exercise of an Option) which are subject to a Retention Period.

8.3                              Withholding

8.3.1                    Any Member of the Group, any former Member of the Group or the trustee of any employee benefit trust or nominee holding Award Assets in respect of a Participant may withhold any amounts or make such other arrangements as it considers necessary to meet any liability to taxation or social security contributions or other appropriate levies due in respect of Awards.

8.3.2                    Any Member of the Group, any former Member of the Group or trustee of any employee benefit trust or nominee operated by, or on behalf of, any Member of the Group may withhold or offset any amounts or make such arrangements as it considers necessary to repay any outstanding liability of any Participant.

8.3.3                    Any arrangements in this rule 8.3 may include a reduction in or disposal of a number, amount, or value of the Award Assets comprised in an Award.

8.3.4                    Where any Award Assets are withheld and sold as part of any arrangement under this rule 8.3, the Company may pay any residual sale amounts in excess of the liability due to its chosen charity or charities, on behalf of the relevant Participant.

8.4                              Discretionary nature of the Plan

8.4.1                    Nothing in this Plan or the operation of the Plan will form part of an individual’s contract of employment or other relationship with any Member of the Group.

8.4.2                    The fact that one or more Awards have been made to an individual does not create any right to, or expectation of, continued employment.

8.4.3                    No individual has an automatic entitlement to participate in, or be considered for participation in, the Plan at all or at a particular level. Participation in the Plan does not imply any right to participate, or to be considered for any future participation.

8.4.4                    The terms of the Plan do not entitle any individual to the exercise of any discretion in his favour.

8.4.5                    No individual will have any claim or right to compensation or damages or any other sum or benefit in respect of the Plan, including, without limitation, in relation to:

(1)              his eligibility to participate, or ceasing to be eligible to participate, or ceasing to participate in the Plan;

(2)              any exercise of a discretion or a decision taken in relation to the Plan or the Plan’s operation (whether or not this disadvantages the individual concerned) even if it is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the individual and his employer;

(3)              any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(4)              any loss of tax or any other fiscal detriment suffered in relation to the reduction or forfeiture of an Award; and

(5)              the operation, suspension, termination of, or amendment to, the Plan.

8.4.6                    Participation in the Plan is permitted only on the basis that any rights that are not expressly set out in this Plan, or any applicable Schedule, are excluded. Each Participant will be deemed to have waived any such excluded rights in consideration for, and as a condition of, participating in the Plan.

8.4.7                    No third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. But this does not affect any other right or remedy of a third party which exists or is available.

8.4.8                    This rule applies throughout the employment of any individual, after the termination of his employment, and during any period when the individual has given or received notice to terminate his employment (whether such termination is lawful or unlawful).

8.4.9                    Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules.

8.5                              Committee’s decisions final and binding

The decision of the Committee in interpreting the rules of the Plan or in any dispute relating to any matter relating to the Plan will be final and conclusive.

8.6                              Administrative regulations

The Committee has power from time to time to make or vary regulations, operational policy or guidelines for the administration and operation of the Plan.

8.7                              Awards non-pensionable

Awards do not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

8.8                              Employee trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares or other assets to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by the Companies Act 2006 as varied from time to time.

8.9                              Consents

All allotments, issues and transfers of Award Assets will be subject to any necessary consents under any relevant law or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the Participant’s responsibility to comply with any requirements to be fulfilled in order to obtain or prevent the need for any such consent.

8.10                       Notices

8.10.1             Any notice or other document to be given to a Participant may be delivered or sent to him at his last known home, or e-mail, address or fax number, or to such other address which the Company considers appropriate.

8.10.2             Communications sent by post will be sent at the risk of the Participant concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any person in respect of any notification, document or other communication so given, sent or made.

8.10.3             Any notice or other document to be given to the Company or other duly appointed agent may be delivered or sent to its respective registered office, or such e-mail or fax number notified to the sender. The Committee may make other arrangements to receive notices as it determines.

8.10.4             Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting.

8.10.5             Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

8.11                       Share rights

Shares issued to satisfy Awards under the Plan will rank equally in all respects with the Shares in issue on the date of allotment.  They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.  Where Shares are transferred to a Participant or to a nominee for the Participant appointed by the Company (including a transfer out of treasury), the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer.  The Participant will not be entitled to rights before that date.

8.12                       Data protection

By participating in the Plan, each Participant consents to the holding and processing of personal data provided by such Participant to the Company, any Member of the Group and any other persons or entities for all purposes relating to the operation of the Plan. These include, but are not limited to:

(1)              administering and maintaining a Participant’s records;

(2)              providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(3)              providing information to future purchasers of the Company or the business in which the Participant works; and

(4)              transferring information about a Participant to a country or territory outside the European Economic Area which may not provide the same statutory protection for the information as the Participant’s home country.

8.13                       Amendment

8.13.1             Except as described in the rest of this rule 8.13, the Committee may at any time change the Plan in any way including by way of schedules or otherwise.

8.13.2             Except as described in rules 6.5, 8.13.3 and 8.13.4, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Plan to the advantage of present or future Participants, which relates to:

(1)              the Participants;

(2)              the limits on the number of Shares which may be issued under the Plan;

(3)              the individual limit for each Participant under the Plan;

(4)              the basis for determining a Participant’s entitlement to, and the terms of, securities, cash or other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital; or

(5)              the terms of this rule 8.13.2.

8.13.3             The Committee can change the Plan and need not obtain the approval of the Company in general meeting for any minor changes:

(1)              to benefit the administration of the Plan;

(2)              to comply with or take account of the provisions of any proposed or existing legislation;

(3)              to take account of any changes to legislation; or

(4)              to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

8.13.4             Rule 8.13.2 does not require the approval of the Company in general meeting for a change to establish further plans (by way of schedules or otherwise) based on the rules but modified to take account of local tax, exchange control or securities laws in non-UK territories.  However, any Shares made available under such plans are treated as counting against any limits on individual or overall participation in the Plan under rules 3.6 and 3.7.

8.14                       Severability

8.14.1             By participating in the Plan, each Participant agrees and acknowledges that the restrictions contained in the Plan are reasonable and necessary to protect the business of any Member of the Group (including, but not limited to, its confidential information, customer relations and goodwill and its employees) and that the benefits each Participant receives under this Plan are sufficient compensation for these restrictions.

8.14.2             Each of the obligations in the Plan is an entire, separate and independent restriction on each Participant, despite the fact that they may be contained in the same phrase and if any part is found to be invalid or unenforceable the remainder will remain valid and enforceable.

8.14.3             While the restrictions are considered to be fair and reasonable in the circumstances, each Participant agrees that if any of them should be judged to be void or ineffective for any reason, but would be treated as valid and effective if modified, they will apply with such modifications as necessary to make them valid and effective.

8.15                       Termination of the Plan

The Plan will terminate on the tenth anniversary of the date it is adopted by the Board, but the Committee may terminate the Plan at any time before that date. The termination of the Plan will not affect existing Awards.

8.16                       Governing law and jurisdiction

The Plan is governed by and construed in accordance with English law. Any Member of the Group and all Participants will submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Plan.

9.                                     Definitions

In these Rules:

“Allowance” has the meaning given in Schedule 1 to the Plan;

“Allowance Instalment Payments” has the meaning given in Schedule 1 to the Plan;

“Award” means an award made under the Plan which may be granted as a Conditional Award, Forfeitable Award and/ or Option;

“Award Asset” means the Shares, RBS Bonds or other securities, debentures or debt (whether or not these are convertible) issued or to be issued by a Member of the Group and in respect of which an Award has been granted;

“Award Date” means the date on which an Award is deemed to have been granted under rule 3.2 (whether or not the Company requires the Participant to accept the grant of an Award under rule 3.2.3);

“Board” means the board of directors of the Company or a duly authorised committee of the Board or a duly authorised person;

“Bonus” means a bonus which might otherwise become payable under any bonus plan or arrangement operated by any Member of the Group;

“B Shares” means Class B shares of £0.01 each in the capital of the Company;

“Business Day” means any day on which the London Stock Exchange is open for the transaction of business;

“Change of Control” means a change in the control of the Company, which will occur if, by one or a series of transactions or events, a person (including a person acting in concert with other persons) obtains control of the Company for the purposes of Section 995 of the Income Tax Act 2007 as varied from time to time;

“Clawback” means the obligation to repay amounts to a Member of the Group by an individual in accordance with rule 4 as the Committee considers appropriate;

“Committee” means the Group Performance & Remuneration Committee of the Company and any individual or group of persons authorised by the Group Performance & Remuneration Committee to exercise powers under the Plan;

“Company” means The Royal Bank of Scotland Group plc;

“Conditional Award” means an Award which is a right to acquire or be paid Award Assets granted in accordance with rule 3;

“Dealing Restriction” means restrictions imposed by statute, order, regulation or Government directive, including the model code on dealings by directors and certain employees as set out in the listing rules published by the UK Listing Authority, or any internal share dealing code of the Company;

“Detrimental Activity” means, as established to the satisfaction of the Committee, and without the prior written consent of the Company (which consent should not be unreasonably withheld):

1.                            using or communicating in a manner which is not authorised in writing by any Member of the Group or required by law, any secret, confidential or proprietary information which is not publicly available concerning any Member of the Group or their respective clients or customers;

2.                            directly or indirectly persuading or attempting to persuade any employee of any Member of the Group to breach any of the terms of their employment with any Member of the Group;

3.                            at any time on or during the 12 months after the Relevant Date, either on his own behalf or for or with any other person, whether directly or indirectly:

a.                            soliciting or inducing or endeavouring to solicit or induce to cease working for or provide services to any Member of the Group, any person with whom the Participant has had material dealings during the period of 2 years ending on the Relevant Date, including through any third party including recruitment intermediary, whether or not such person would thereby commit a breach of contract;

b.                            employing or otherwise engaging in any competitor any person with whom the Participant has had material dealings during the period of 2 years ending on the Relevant Date and who was during that period an employee of any Member of the Group;

c.                            enticing away, interfering with, soliciting or canvassing or endeavouring to entice away, interfere with, solicit or canvas the custom of any customer or client, or prospective customer or client, of any Member of the Group with whom the Participant had, at any time in the 2 years before the Relevant Date, business dealings, negotiations or discussions during the course of his duties;

d.                           having business dealings with any customer or client, or prospective customer or client, of any Member of the Group, or any business which has had a trading relationship with any Member of the Group, in relation to which business, by reason of the Participant’s dealings during the period of 2 years ending on the Relevant Date, the Participant is or may be able to influence the trading relationship between that business and any Member of the Group; or

e.                            endeavouring to cause any person, firm, company, organisation or other entity who or which is an investor with or an exclusive supplier of services to any Member of the Group, to either cease investing in or doing business with, or materially alter the terms of its investment in or business with, a Member of the Group in a manner detrimental to that company;

4.                            engaging in any behaviour which in the reasonable opinion of the Committee is deliberately prejudicial to the good name of any Member of the Group; or

5.                            leaving or resigning without notice (or with insufficient notice) without the permission of the person’s employing entity, or engaging in any activity which in the reasonable opinion of the Committee is not consistent with providing an orderly handover of the person’s responsibilities.

“Disciplinary Action” for the purpose of rule 5.3, means any enquiry or investigation by any Member of the Group or any regulatory body into the conduct, capability or performance of a Participant that may potentially lead to disciplinary action being taken, or disciplinary procedure being instigated, against that Participant (whether in accordance with any relevant contractual obligation, policy or otherwise) by any Member of the Group;

“Eligible Employee” means any person who is an employee (whether full-time or part time), including an executive director, of the Company or its Subsidiaries from time to time or who was such an employee at any time during the period from 1 January of the calendar year before the Award Date to the Award Date;

“Forfeitable Award” means Award Assets held in the name of or for the benefit of a Participant subject to a Forfeiture Agreement and granted in accordance with rule 3;

“Forfeiture Agreement” means an agreement as referred to in rule 3.2.4;

“Malus” means the reduction of elements of an individual’s remuneration in accordance with rule 4 as the Committee considers appropriate;

“Market Value” on any day means such value as the Company determines will be the market value of an Award Asset and which in relation to a Share will mean:

1.                                      the price for the immediately preceding Business Day;

2.                                      if the Committee decides, the average price for the five immediately preceding Business Days; or

3.                                      such other price as the Committee may decide.

The “price” is the middle market quotation taken from the Daily Official List of the London Stock Exchange or the price as reported by a reputable market data provider, as determined by the Committee;

“Member of the Group” means any of the following:

1.                          the Company and its Subsidiaries from time to time; and

2.                          any other company which the Committee determines should be treated as a Member of the Group for the purposes of the Rules;

“Option” means a right to acquire or be paid Award Assets, granted in accordance with rule 3 and exercisable between Vesting and the Option Expiry Date (unless otherwise provided in the rules);

“Option Expiry Date” in relation to an Option, means the date on which an Option lapses and ceases to be exercisable, being the tenth anniversary of the Award Date, or such other date as may be specified under these Rules;

“Option Period” in relation to an Option, means a period starting on the grant of an Option and ending at the end of the day before the tenth anniversary of the Award Date, or such shorter period as may be specified under these Rules;

“Participant” means a person who has received an Award under rule 3 or, following the death of a Participant, his personal representatives;

“Performance Condition” means any condition linked to performance imposed under rule 3;

“Performance Period” means the period in respect of which a Performance Condition is to be satisfied;

“Plan” means this plan known as “The RBS 2014 Employee Share Plan”, as varied from time to time;

“RBS Bonds” means debt issued or to be issued by any Member of the Group;

“Relevant Date” means the date of termination of employment of a Participant or, if earlier, the date on which a Participant commenced garden leave;

“Remuneration Code” means the Remuneration Code published by the UK Prudential Regulation Authority as varied from time to time;

“Retained Assets” means any Award Assets (including, if applicable, where these have been received on exercise of an Option) or any amounts or assets delivered as a result of operation of rule 5.4, in respect of which a Retention Period is imposed under rule 5.7;

“Retention Period” means in respect of an Award, a period of time determined by the Committee during which a Participant must not dispose, or procure the disposal, of his Award Assets;

“Rules” means the rules of the Plan set out in this document as amended from time to time and “rule” refers to any one provision;

“Schedules” means schedules 1 to 8 of the Plan and such other schedules added to the Plan from time to time;

“Shares” means fully paid ordinary shares in the capital of the Company, and, where the context requires, includes American depository shares representing Shares;

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006 as varied from time to time; and

“Tax-favoured Plan” means any HM Revenue & Customs tax-favoured plan for the purposes of the Income Tax (Earnings and Pensions) Act 2003 as varied from time to time;

“Vesting”, “Vest” and “Vested”, in relation to:

1.                                      Conditional Awards means a Participant becoming entitled to have the Award Assets to which the Conditional Award relates, issued, transferred or paid to him subject to the Plan;

2.                                     Forfeitable Awards, means the restrictions in the Forfeiture Agreement ceasing to have effect as described in rule 3.2.4;

3.                                     an Option, means a Participant becoming entitled to exercise the Option,

without prejudice in all cases to the application of any restriction described in rule 5.7 (Retention Period) or any other condition imposed under rule 3.2.2 or 3.3.

Schedule 1 - Allowances

The Company wishes to pay certain employees for services provided using a role-based allowance.  Allowances will entitle employees to payments which are earned during the period the allowance is in operation.  These payments will be made in accordance with this Schedule.

1.                                     Introduction

This Schedule is made under and amends and supplements the rules of the RBS 2014 Employee Share Plan (the “Plan”).  The definitions used in this Schedule are set out at paragraph 10.  Expressions in italics and headings are for guidance only and do not form part of the Schedule.

2.                                     Operation of the Schedule

2.1                              Timing of operation

The Committee may operate the Schedule at any time after its adoption and before it terminates under paragraph 9.15.

2.2                              Selection of Participants

Whenever the Committee decides to operate the Schedule, Eligible Employees will be selected to participate. For the avoidance of doubt, a selected Eligible Employee may not receive an Allowance if he ceases to perform the relevant Role before the relevant Allowance Effective Start Date.

3.                                     Award of Allowances

3.1                              Terms of Allowances

3.1.1                    Allowances will be provided in accordance with the paragraphs of this Schedule.

3.1.2                    The terms of the Allowance must include the following:

(1)              the amount of the Allowance;

(2)              the Allowance Effective Start Date;

(3)              the Allowance Instalment Period(s);

(4)              the Allowance Instalment Payment Date(s);

(5)              the Allowance Instalment Payment(s);

(6)              the Allowance Assets intended to be used to satisfy Allowance Instalment Payment(s); and

(7)              any applicable Retention Period(s).

3.1.3                    The Allowance may be subject to any additional terms and conditions as the Committee may specify, which may be amended by the Committee at any time.

3.1.4                    The terms and conditions which apply to an Allowance must be such that in the opinion of the Company the Allowance comprises fixed remuneration for the purposes of the Remuneration Code.

3.1.5                    Allowances may be granted by deed or by any other method determined by the Company.  In addition, the Company may require Participants to accept the grant of an Allowance and to enter into other agreements or elections, or to sign other documentation.

3.1.6                    Allowances may be reviewed as part of the annual pay review cycle, or on such other appropriate date as the Committee determines.  A review may result in an increase, reduction or removal of the Allowance with immediate effect.

3.2                              Currency exchange

Where an amount or value for the purposes of this Schedule is expressed in a currency other than pounds sterling, the amount or value will be treated as being an amount expressed in pounds sterling by applying such rate or method of exchange as the Committee considers appropriate.

3.3                              Statement of entitlement

Each Participant may be sent a statement setting out the terms of the Allowance.  This may be sent by e-mail, made available on a website or by some other electronic means of communication.

4.                                     Allowance Instalment Payments

4.1                              Calculation and payment

4.1.1                    Subject to the rest of this paragraph 4, on an Allowance Instalment Payment Date a Participant will receive an Allowance Instalment Payment.

4.1.2                    If, on the Allowance Instalment Payment Date, a Dealing Restriction applies to a Participant and the Committee so determines, the making of an Allowance Instalment Payment will be delayed until the first date on which the Dealing Restriction no longer applies.

4.1.3                    An Allowance Instalment Payment will be made through the delivery of Allowance Assets (or any combination of such assets) which have an aggregate Market Value, on the Allowance Instalment Payment Date, equal to the amount of the Allowance Instalment Payment.  Such payment may be made to a trustee or nominee, as designated by the Company, to be held for the benefit of the Participant.

4.1.4                    The amount of the Allowance Instalment Payment payable under this paragraph 4 may be adjusted in the case of a Participant leaving a Role (under paragraph 5) or at the discretion of the Committee following a review (under paragraph 3.1.6).

4.1.5                    An Allowance Instalment Payment will not be made if any legal or regulatory requirement on the Company or any Member of the Group would make this unlawful, impossible or, in the opinion of the Committee, inappropriate or impractical.

4.2                              Alternative settlement

4.2.1                    Instead of the delivery of Allowance Assets, the Committee may decide to satisfy an Allowance Instalment Payment in cash.

4.3                              Change of Control

4.3.1                    For the avoidance of doubt, in the event of a Change of Control or any other corporate event, Allowance Instalment Payments will continue to be paid in accordance with the terms of the Allowance, unless a Participant ceases to perform a Role on or after such an event, in which case paragraph 5 will apply.

5.                                     Ceasing to perform a Role

5.1                              General rule

5.1.1                    Subject to paragraph 5.1.2 , if a Participant ceases to perform a Role at any point during an Allowance Instalment Period, the next Allowance Instalment Payment to occur will be reduced pro-rata to reflect the proportion of the relevant Allowance Instalment Period remaining on the cessation date.  If after ceasing to perform a Role, a Participant also ceases to be employed by a Member of the Group (and will no longer hold any employment with any Member of the Group), the Committee may determine that the pro-rata reduction will be determined by reference to the date of cessation of employment (as opposed to cessation of Role). The pro-rated Allowance Instalment Payment due under this paragraph 5.1 will be paid on the next Allowance Instalment Payment Date (in the case of death, to the Participant’s personal representatives, following production of a valid grant of probate or local equivalent to the satisfaction of the Committee).  No further Allowance Instalment Payments will be made to the Participant in respect of the Role he has ceased to perform.

5.1.2                    If a Participant changes Role, the Committee will determine whether the Allowance payable in respect of the original Role should continue to be paid, adjusted (under paragraph 3.1.6) or terminated, to reflect that the Participant is performing a new Role.  If the Allowance is to be terminated, paragraph 5.1.1 will apply.

5.2                              Amendment

5.2.1                    The Committee reserves the right to amend the provisions of this paragraph 5 if an alternative method of treating Allowances held by Participants becomes mandatory under any legislation or regulation.  For the avoidance of doubt, the application by the Committee of its rights under this paragraph 5 is carried out pursuant to the Schedule as so approved in general meeting in 2014 and paragraph 9.13 does not therefore apply to the application of this paragraph 5.

6.                                     Rights of Participants during and following the Retention Period

6.1                              Restrictions on disposal and transfer

Subject to paragraph 6.3, the Participant must not dispose, or procure the disposal, of Retained Assets until the end of any applicable Retention Period, except so far as is necessary to discharge any liability to tax under paragraph 9.3 or if the Committee determines that any of the Retained Assets will not be subject to the restrictions contained in this paragraph 6.1.  The Company will arrange for the Retained Assets to be held on behalf of the Participant in a restricted nominee account or will make such other arrangements as it considers appropriate to ensure that the Participant does not dispose of such Retained Assets until the end of the Retention Period.

6.2                              Dividends and other rights

On receipt of a Retained Asset a Participant will be entitled to vote and receive dividends and have the same rights and be treated in the same way as any other holder of such assets. The restrictions in paragraph 6.1 will apply to any dividends, shares, securities, cash or other assets received in respect of the relevant Retained Assets unless the Company decides otherwise.

6.3                              Death of a Participant

On the death of a Participant, any applicable Retention Period will immediately be deemed to have come to an end.

7.                                     Dilution limits

7.1                              Base calculations

7.1.1                    10% limit: An Allowance Instalment Payment must not be satisfied using Allowance Assets in the form of Shares to the extent the number of Shares proposed to be issued in respect of that Allowance Instalment Payment exceeds 10 per cent of the ordinary share capital of the Company in issue immediately before the proposed payment, including any B Shares in issue, when added to the number of Shares which have been issued, or committed to be issued, to satisfy:

(1)              Allowance Instalment Payments made under the Schedule;

(2)              Awards granted under the Plan; and

(3)              options and awards granted under any other employee share plan operated by the Company,

in the previous 10 years.

7.1.2                    5% limit: An Allowance Instalment Payment must not be satisfied using Allowance Assets in the form of Shares to the extent the number of Shares proposed to be issued in respect of that Allowance Instalment Payment exceeds 5 per cent of the ordinary share capital of the Company in issue immediately before the proposed payment, including any B Shares in issue, when added to the number of Shares which have been issued, or committed to be issued, to satisfy:

(1)              Allowance Instalment Payments made under the Schedule;

(2)              Awards granted (otherwise than in mandatory substitution of Bonus) under the Plan; and

(3)              options and awards granted (otherwise than in mandatory substitution of Bonus) under any discretionary employee share plan operated by the Company,

in the previous 10 years.

7.2                              General

7.2.1                    Ignore releases/lapses: Where an option or award granted over Shares under the Schedule, the Plan, or any other employee share plan operated by a Member of the Group, is released or lapses or is settled otherwise than in Shares, or is subject to reduction under a malus provision, any Shares which are the subject of such release, lapse, alternative settlement or malus reduction are ignored when calculating the limits in this paragraph 7.

7.2.2                    Net settlement: For the purposes of this paragraph 7, if the Committee determines that the number of Shares to be received in respect of an Allowance Instalment Payment will be reduced in order to discharge any liability under paragraph 9.3, the number of Shares committed to be issued under that Allowance Instalment Payment will be the net number to be issued on payment.

7.2.3                    Treasury Shares — ABI: As long as required by the Association of British Insurers, Shares transferred from treasury are counted as part of the ordinary share capital of the Company, and as Shares issued by the Company.

7.2.4                    Existing Shares ignored: For the avoidance of doubt, existing Shares transferred, or committed to be transferred, to satisfy Awards, Allowance Instalment Payments, or any other option or award will be ignored when calculating the limits in this paragraph 7 (other than Shares transferred from treasury, where paragraph 7.2.3 applies).

8.                                     Listing Rule

No Shares will be issued under the Schedule if it would cause Listing Rule 6.1.19 (Shares in public hands) to be breached.

9.                                     General terms

9.1                              Transfer of Allowances

A Participant may not transfer, assign or otherwise dispose of an Allowance or any rights in respect of it. This paragraph 9.1 does not apply to the transmission of an Allowance on the death of a Participant to his personal representatives.

9.2                              Company documents

9.2.1                    The Company is not required to send to any Participant a copy of any documents which it is required to send to its shareholders or bondholders, save in respect of Allowance Assets received by a Participant which are subject to a Retention Period.

9.3                              Withholding

9.3.1                    Any Member of the Group, any former Member of the Group or the trustee of any employee benefit trust or nominee holding Allowance Assets in respect of a Participant may withhold any amounts or make such other arrangements as it considers necessary to meet any liability to taxation or social security contributions or other appropriate levies due in respect of Allowances.

9.3.2                    Any Member of the Group, any former Member of the Group or trustee of any employee benefit trust operated by any Member of the Group may withhold or offset any amounts or make such arrangements as it considers necessary to repay any outstanding liability of any Participant.

9.3.3                    Any arrangements in this paragraph 9.3 may include a reduction in or disposal of the number, amount, or value of the Allowance Assets used to satisfy an Allowance Instalment Payment.

9.3.4                    Where any Allowance Assets are withheld and sold as part of any arrangements under this paragraph 9.3, the Company may pay any residual sale amounts in excess of the liability due to its chosen charity or charities, on behalf of the relevant Participant.

9.4                              Discretionary nature of the Schedule

9.4.1                    Nothing in this Schedule or the operation of the Schedule will form part of an individual’s contract of employment or other relationship with any Member of the Group.

9.4.2                    The fact that one or more Allowances have been made to an individual does not create any right to, or expectation of, continued employment.

9.4.3                   No individual has an automatic entitlement to participate in, or be considered for participation in, the Schedule at all or at a particular level. Participation in the Schedule does not imply any right to participate, or to be considered for any future participation.

9.4.4                    The terms of the Schedule do not entitle any individual to the exercise of any discretion in his favour.

9.4.5                    No individual will have any claim or right to compensation or damages or any other sum or benefit in respect of the Schedule, including, without limitation, in relation to:

(1)              his eligibility to participate, or ceasing to be eligible to participate, or ceasing to participate in the Schedule;

(2)              any exercise of a discretion or a decision taken in relation to the Schedule or the Schedule’s operation (whether or not this disadvantages the individual concerned) even it if is unreasonable, irrational or might otherwise be regarded as being in breach of the duty of trust and confidence (and/or any other implied duty) between the individual and his employer;

(3)              any loss or reduction of any rights or expectations under the Schedule in any circumstances or for any reason (including lawful or unlawful termination of employment or the employment relationship);

(4)              any loss of tax or any other fiscal detriment suffered in relation to the reduction or forfeiture of an Allowance; and

(5)              the operation, suspension, termination of, or amendments to, the Schedule.

9.4.6                    Participation in the Schedule is permitted only on the basis that any rights that are not expressly set out in this Schedule, or any other Schedule, are excluded. Each Participant will be deemed to have waived any such excluded rights in consideration for, and as a condition of, participating in the Schedule.

9.4.7                    Nothing in this Schedule confers any benefit, right or expectation on a person who is not an individual. No such third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Schedule. But this does not affect any other right or remedy of a third party which exists or is available.

9.4.8                    This paragraph applies throughout the employment of any individual, after the termination of his employment, and during any period when the individual has given or received notice to terminate his employment (whether such termination is lawful or unlawful).

9.4.9                    Participation in the Schedule is permitted only on the basis that the Participant accepts all the provisions of the Schedule.

9.5                              Committee’s decisions final and binding

The decision of the Committee in interpreting the paragraphs of the Schedule or in any dispute relating to any matter relating to the Schedule will be final and conclusive.

9.6                              Administrative regulations

The Committee has power from time to time to make or vary regulations, operational policy or guidelines for the administration and operation of the Schedule.

9.7                              Allowances non-pensionable

Allowances do not form part of a Participant’s remuneration for the purpose of determining entitlement to any benefit of employment including any pension or retirement benefit, life assurance, permanent health insurance or other similar benefit, whether existing or subsequently introduced.

9.8                              Employee trust

The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable them or him to acquire Shares or other assets to be held for the purposes of the Schedule, or enter into any guarantee or indemnity for those purposes, to the extent permitted by the Companies Act 2006 as varied from time to time.

9.9                              Consents

All allotments, issues and transfers of Allowance Assets will be subject to any necessary consents under any relevant law or regulations for the time being in force in the United Kingdom or elsewhere, and it will be the individual’s responsibility to comply with any requirements to be fulfilled in order to obtain or prevent the need for any such consent.

9.10                       Notices

9.10.1             Any notice or other document to be given to a Participant may be delivered or sent to him at his last known home, or e-mail, address or fax number, or to such other address which the Company considers appropriate.

9.10.2             Communications sent by post will be sent at the risk of the Participant concerned and neither the Company nor any of its Subsidiaries shall have any liability whatsoever to any person in respect of any notification, document or other communication so given, sent or made.

9.10.3             Any notice or other document to be given to the Company or other duly appointed agent may be delivered or sent to its respective registered office, or such e-mail or fax number notified to the sender. The Committee may make other arrangements to receive notices as it determines.

9.10.4             Notices sent by post will be deemed to have been given on the second day after the date of posting. However, notices sent by or to a Participant who is working overseas will be deemed to have been given on the seventh day after the date of posting.

9.10.5             Notices sent by e-mail or fax, in the absence of evidence to the contrary, will be deemed to have been received on the day after sending.

9.11                       Share rights

Shares issued to satisfy Allowances under the Schedule will rank equally in all respects with the Shares in issue on the date of allotment.  They will not rank for any rights attaching to Shares by reference to a record date preceding the date of allotment.  Where Shares are transferred to a Participant or to a nominee for the Participant appointed by the Company (including a transfer out of treasury), the Participant will be entitled to all rights attaching to the Shares by reference to a record date on or after the transfer.  The Participant will not be entitled to rights before that date.

9.12                       Data protection

By participating in the Schedule, each Participant consents to the holding and processing of personal data provided by such Participant to the Company, any Member of the Group and any other persons or entities for all purposes relating to the operation of the Schedule. These include, but are not limited to:

(1)              administering and maintaining Participant’s records;

(2)              providing information to trustees of any employee benefit trust, registrars, brokers or third party administrators of the Schedule;

(3)              providing information to future purchasers of the Company or the business in which the Participant works; and

(4)              transferring information about the Participant to a country or territory outside the European Economic Area which may not provide the same statutory protection for the information as the Participant’s home country.

9.13                       Amendment

9.13.1             Except as described in the rest of this paragraph 9.13, the Committee may at any time change the Schedule in any way.

9.13.2             Except as described in paragraphs 5.2 and 9.13.3, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Schedule to the advantage of present or future Participants, which relates to:

(1)              the Participants;

(2)              the limits on the number of Shares which may be issued under the Schedule;

(3)              the basis for determining a Participant’s entitlement to, and the terms of, securities, cash or other benefit to be provided and for the adjustment thereof (if any) if there is a capitalisation issue, rights issue or open offer, sub-division or consolidation of shares or reduction of capital or any other variation of capital; or

(4)              the terms of this paragraph 9.13.2.

9.13.3             The Committee can change the Schedule and need not obtain the approval of the Company in general meeting for any minor changes:

(1)              to benefit the administration of the Schedule;

(2)              to comply with or take account of the provisions of any proposed or existing legislation;

(3)              to take account of any changes to legislation; or

(4)              to obtain or maintain favourable tax, exchange control or regulatory treatment of the Company, any Subsidiary or any present or future Participant.

9.14                       Severability

9.14.1             By participating in the Schedule, each Participant agrees and acknowledges that the restrictions contained in the Schedule are reasonable and necessary to protect the business of any Member of the Group (including, but not limited to, its confidential information, customer relations and goodwill and its employees) and that the benefits each Participant receives under this Schedule are sufficient compensation for these restrictions.

9.14.2             Each of the obligations in the Schedule is an entire, separate and independent restriction on each Participant, despite the fact that they may be contained in the same phrase and if any part is found to be invalid or unenforceable the remainder will remain valid and enforceable.

9.14.3             While the restrictions are considered to be fair and reasonable in the circumstances, each Participant agrees that if any of them should be judged to be void or ineffective for any reason, but would be treated as valid and effective if part of the wording was deleted or the period was reduced in scope, they will apply with such modifications as necessary to make them valid and effective.

9.15                       Termination of the Schedule

The Schedule will terminate on the tenth anniversary of the date it is adopted by the Board, but the Committee may terminate the Schedule at any time before that date. The termination of the Schedule will not affect existing Allowances.

9.16                       Governing law and jurisdiction

The Schedule is governed by and construed in accordance with English law. Any Member of the Group and all Participants will submit to the non-exclusive jurisdiction of the English Courts as regards any matter arising under the Schedule.

10.                              Definitions

In this Schedule:

“Allowance” means a right to receive an amount in respect of performance of a Role, payable on one or more Allowance Instalment Payment Dates and satisfied by Allowance Assets with an equivalent aggregate Market Value;

“Allowance Asset” means Shares, RBS Bonds, or other securities, debentures or debt (whether or not these are convertible) issued or to be issued by a Member of the Group, which may be used to satisfy an Allowance Instalment Payment;

“Allowance Effective Start Date” means the first date of the period in respect of which the Committee has determined that an Allowance will be payable;

“Allowance Instalment Payment Date” means the date or dates on which an Allowance Instalment Payment is scheduled to be paid as set out in the terms of an Allowance, or such other date or dates determined by the Committee where it considers it necessary or appropriate to alter any original dates initially communicated to a Participant;

“Allowance Instalment Payment” means in relation to an Allowance, the proportion of the Allowance which will be paid on the Allowance Instalment Payment Date;

“Allowance Instalment Period” means the period in respect of which an Allowance Instalment Payment will be payable;

“B Shares” means Class B shares of £0.01 each in the capital of the Company;

“Bonus” means a bonus which might otherwise become payable under any bonus plan or arrangement operated by any Member of the Group;

“Business Day” means any day on which the London Stock Exchange is open for the transaction of business;

“Change of Control” means a change in the control of the Company, which will occur if, by one or a series of transactions or events, a person (including a person acting in concert with other persons) obtains control of the Company for the purposes of Section 995 of the Income Tax Act 2007 as varied from time to time;

“Committee” means the Group Performance & Remuneration Committee of the Company and any individual or group of persons authorised by the Group Performance & Remuneration Committee to exercise powers under the Schedule;

“Company” means The Royal Bank of Scotland Group plc;

“Dealing Restriction” means restrictions imposed by statute, order, regulation or Government directive, including the model code on dealings by directors and certain employees as set out in the listing rules published by the UK Listing Authority, or any internal share dealing code of the Company;

“Eligible Employee” means any person who is, or was, an employee (whether full-time or part-time), including an executive director, of the Company or its Subsidiaries from time to time and who is performing, is scheduled to perform, or has performed a Role during a period in respect of which the Committee has determined that an Allowance is payable;

“Market Value” on any day means such value as the Company determines will be the market value of an Allowance Asset and which in relation to a Share will mean:

1.                            the price for the immediately preceding Business Day;

2.                            if the Committee decides, the average price for the five immediately preceding Business Days; or

3.                            such other price as the Committee may decide

The “price” is the middle market quotation taken from the Daily Official List of the London Stock Exchange or the price as reported by a reputable market data provider, as determined by the Committee;

“Member of the Group” means any of the following:

1.                            the Company and its Subsidiaries from time to time; and

2.                          any other company which the Committee determines should be treated as a Member of the Group for the purposes of the Schedule;

“Participant” means a person who is to receive an Allowance under paragraph 3 or, following the death of a Participant, his personal representatives;

“paragraph” means a paragraph of this Schedule;

“Plan” has the meaning given in paragraph 1 of this Schedule;

“RBS Bonds” means debt issued or to be issued by any Member of the Group;

“Remuneration Code” means the Remuneration Code published by the UK Prudential Regulation Authority as varied from time to time;

“Retained Assets” means any Allowance Assets in respect of which a Retention Period is imposed under paragraph 6;

“Retention Period” means in respect of an Allowance Instalment Payment, a period of time determined by the Committee during which a Participant must not dispose, or procure the disposal, of his Allowance Assets;

“Role” means the position or role in respect of which the Committee determines that an Allowance will be payable to a Participant;

“Schedule” means this Schedule 1 to the Plan as amended from time to time;

“Shares” means fully paid ordinary shares in the capital of the Company, and, where the context requires, includes American depository shares representing Shares; and

“Subsidiary” means a company which is a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006 as varied from time to time.

Schedule 2 — Cash Awards and Allowances

Part A

Except as noted in Part A to this Schedule 2, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under Part A to this Schedule 2.  In the event of any conflict between the Rules and Part A to this Schedule 2, Part A to this Schedule 2 will prevail

1                                      Part A to this Schedule 2 is made under and amends and supplements the terms of the Plan for Awards made in any jurisdiction:

1.1                            which may be specified as a jurisdiction where it is not, or may not be, possible to make Awards in respect of a particular Award Asset which the Committee would otherwise have used; or

1.2                            where it is considered necessary or appropriate, at the absolute discretion of the Committee, for Awards to be granted in cash rather than over Award Assets.

2                                      Where an Award is granted under Part A to this Schedule 2, the following amendments shall be read into the Plan:

2.1                            the definition of “Award Asset” will be deleted and replaced with the following wording:

“Award Asset” means a fixed cash amount over which or in respect of which an Award has been granted;

2.2                            the definition of “Market Value” will be deleted and replaced with the following wording:

“Market Value” on any date means the value of the relevant Award Assets;

2.3                            all references to “number or amount of Award Assets” will be replaced with: “amount of Award Assets”;

2.4                            all references to Award Assets being “issued”, “transferred” or “acquired” will be ignored and (if not already contained within the relevant provision) references shall instead be read in to Award Assets being “paid”;

2.5                            rule 3.2.1(2) is deleted;

2.6                            the wording in rule 3.2.1(3) is replaced with the following: “the value of the Award Assets in respect of which the Award will be granted”;

2.7                            the following wording is deleted from rule 3.5.2: “dividends, coupons,” and “issued or”

2.8                            rules 3.2.4, 3.5.1, 3.7, 3.8, 5.4.2, 5.6, 5.7, 6.4.2 and 7.2.2 are deleted; and

2.9                            the following wording is deleted from rule 8.9: “allotments, issues and”.

Part B

Except as noted in Part B to this Schedule 2, the provisions of Schedule 1 to the RBS 2014 Employee Share Plan (the “Allowance Schedule”) apply to Awards granted under Part B to this Schedule 2.  In the event of any conflict between the provisions of the Allowance Schedule and Part B to this Schedule 2, Part B to this Schedule 2 will prevail.

3                                      Part B to this Schedule 2 is made under and amends and supplements the terms of the Allowance Schedule for Allowances made in any jurisdiction:

3.1                            which may be specified as a jurisdiction where it is not, or may not be, possible to make Allowances in respect of a particular Allowance Asset which the Committee would otherwise have used; or

3.2                            where it is considered necessary or appropriate, at the absolute discretion of the Committee, for Allowances to be granted in cash rather than over Allowance Assets.

4                                      Where an Allowance is granted under Part B to this Schedule 2, the following amendments will be read into the Allowance Schedule:

4.1                            the definition of “Allowance” will be deleted and replaced with the following wording:

“Allowance” means a right to receive an amount, in respect of performance of a Role, which must be paid in cash on one or more Allowance Instalment Payment Dates;

4.2                            the definitions of “Allowance Asset”, “Market Value” and “Retention Period” will be deleted;

4.3                            all references to “Allowance Asset” will be replaced with references to “cash”;

4.4                            all references to “number or amount of Allowance Assets” will be replaced with: “amount of cash”;

4.5                            all references to Allowance Assets being “issued”, “transferred” or “acquired” will be ignored and (if not already contained within the relevant provision) references will instead be read in to cash being “paid”;

4.6                           the following wording is deleted from paragraph 4.1.3: “(or any combination of such assets) which have an aggregate Market Value, on the Allowance Instalment Payment Date,”;

4.7                            paragraphs 6, and 7 are deleted and all references to “Retention Period” will be disregarded;

4.8                            the following wording is deleted from paragraph 9.9: “allotments, issues and”.

Schedule 3 — Phantom Awards and Allowances

Part A

Except as noted in Part A to this Schedule 3, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under Part A to this Schedule 3.  In the event of any conflict between the Rules and Part A to this Schedule 3, Part A to this Schedule 3 will prevail

1                                      Part A to this Schedule 3 is made under and amends and supplements the terms of the Plan for Awards made in any jurisdiction:

1.1                            which may be specified as a jurisdiction where it is not, or may not be, possible to make Awards in respect of Award Assets in the form of Shares or other securities issued by a Member of the Group; or

1.2                            where it is considered necessary or appropriate, at the absolute discretion of the Committee, for Awards to be granted over or in respect of Award Assets in the form of notional shares or securities.

2                                      Where an Award is granted under this Part A to Schedule 3, Participants will have no right to receive Shares or other securities issued by a Member of the Group and the following amendments will be read into the Plan:

2.1                            the definition of “Award” is deleted and replaced with: “Award” means a Conditional Award or Option;

2.2                            the definition of “Award Asset” is deleted and replaced with: “Award Asset” means a conditional right to a cash payment defined by reference to a number of notional shares or securities over or in respect of which an Award has been granted;

2.3                            the definition of “Vesting”, “Vest” and “Vested” is deleted and replaced with: “Vesting”, “Vest” and “Vested” means a Participant becoming entitled to receive, or becoming entitled to exercise an Option to receive, a cash payment under the Plan”;

2.4                            the terms of each Award specified under rule 3.2 must include the number and type of notional shares or securities used to determine the amount of the cash payment that the Participant is eligible to receive when the Award Vests (as calculated under paragraph 2.5 of Part A to this Schedule 3) and the currency in which the payment will be made;

2.5                            the amount payable on the Vesting of an Award will be determined in accordance with the following formula:

a x b + c

where:

a	=	is the number of notional shares or securities determined by the Committee for the Award under rule 3.2

b	=	is the Market Value of a Share or relevant security at the time the Award Vests less, where applicable, any Option price payable

c	=

if the Committee has determined that the Award carries the right to receive amounts under rule 5.5, the aggregate of the entitlements which would have been delivered under rule 5.5.3 if the shares over which the Award has Vested had not been notional, or otherwise, zero

2.6                            rule 5.7 (Retention Period) is deleted and replaced with the following new rule 5.7;

If a Retention Period applies to an Award, the date on which payment is made to the Participant will be delayed until the end of the Retention Period without prejudice to the Vesting of the Award, except so far as is necessary to discharge any liability to tax under rule 8.3 or if the Committee determines that any of the restrictions contained in this rule 5.7 will not apply5.7.1.  The Participant will be entitled to receive a cash payment at the end of the Retention Period (or earlier if the Committee so determines), calculated under paragraph 2.5 of Part A to Schedule 3 on the basis that:

b    =      is the Market value of a Share or relevant security at the end of the Retention Period (or such shorter period, as the Committee so determines) less, where applicable, the amount of any Option price payable

c     =                    is: a) any entitlements which would have been delivered under rule 5.5.3 if the shares over which the Award has Vested had not been notional; b) plus any entitlements which would have been delivered in respect of such notional shares or securities during the Retention Period (or such shorter period, as the Committee so determines) if they had not been notional, or, if neither a) nor b) are applicable, zero

2.7                            rule 6.4 is amended by deleting the words “but will Vest in full on the date of death.  No Retention Period will be imposed and the following will apply:” and replacing them with: “and the Participant will become entitled to receive a cash payment calculated under paragraph 2.5 of Part A to Schedule 3 on the basis that:

b     =              is the Market Value of a Share or relevant security on the date of death less, where applicable, the amount of any Option price payable, and

c   =                         is any entitlement arising under rule 5.5 between the Award Date and the date of death.

Payment will be made as soon as practicable after production of a valid grant of probate (or local equivalent to the satisfaction of the Committee) and no Retention Period will be imposed.”

2.8                            rules 6.4.1, 6.4.2 and 6.4.3 are deleted;

2.9                            where rule 7.2 applies, the Committee may adjust the number of notional shares or securities subject to an Award as well as any terms relating to the amount of the cash payment for an Award as appear appropriate. Any exchange of Awards under rule 7.4 or otherwise shall be an exchange for notional shares, and shall not confer any right to real shares; and

2.10                     arrangements in rule 8.3 may include a reduction to the amount of cash payable on the Vesting of an Award.

Part B

Except as noted in Part B to this Schedule 3, the provisions of Schedule 1 to the RBS 2014 Employee Share Plan (the “Allowance Schedule”) apply to Awards granted under Part B to this Schedule 3.  In the event of any conflict between the provisions of the Allowance Schedule and Part B to this Schedule 3, Part B to this Schedule 3 will prevail.

1                                      Part B to this Schedule 3 is made under and amends and supplements the terms of the Allowance Schedule for Allowances made in any jurisdiction:

1.1                           which may be specified as a country where it is not, or may not be, possible to make Allowances in respect of Allowance Assets in the form of Shares or other securities issued by a Member of the Group; or

1.2                            where it is considered necessary or appropriate, at the absolute discretion of the Committee, for Allowances to be granted over or in respect of Allowance  Assets in the form of notional shares or securities.

2                                      Where an Allowance is made under this Part B to Schedule 3, the following amendments shall be read into the Allowance Schedule:

2.1                            the definition of “Allowance Asset” is deleted and replaced with: “Allowance Asset” means a conditional right to a cash payment defined by reference to a number of notional shares or securities in respect of which an Allowance has been made;

2.2                            the terms of each Allowance specified under paragraph 3.1.2 must include the number and type of notional shares or securities used to determine the amount of the cash payment that the Participant is eligible to receive when an Allowance Instalment Payment is made (as calculated under paragraph 2.3 of Part B to this Schedule 3) and the currency in which it will be made;

2.3                            the amount of an Allowance Instalment Payment will be determined in accordance with the following formula:

a x b

where:

a	=	is the number of notional shares or securities determined by the Committee for the Allowance Instalment Payment under paragraph 3.1.2 of Schedule 1

b	=	is the Market Value of a Share or relevant security at the time the Allowance Instalment Payment is made

2.4                            paragraph 6 is deleted and replaced with the following new paragraph 6;

If a Retention Period applies to an Allowance, the date on which an Allowance Instalment Payment is made to a Participant will be delayed until the end of the Retention Period except so far as is necessary to discharge any liability to tax under paragraph 9.3 or if the Committee determines that any of the restrictions contained in this paragraph 6 will not apply.  The Participant will be entitled to receive a cash payment at the end of the Retention Period (or earlier if the Committee so determines), calculated in accordance with the following formula:

a x b + c

where:

a	=	is the number of notional shares or securities determined by the Committee for the Allowance Instalment Payment under paragraph 3.1.2 of Schedule 1

b	=	is the Market Value of a Share or relevant security at the end of the Retention Period (or such shorter period, as the Committee so determines)

c	=

any entitlements which would have been delivered in respect of such notional shares or securities during the Retention Period (or such shorter period, as the Committee so determines) if they had not been notional, or, otherwise, zero

2.5                            arrangements in paragraph 9.3 may include a reduction to the amount which the Participant is eligible to receive when an Allowance Instalment Payment is made.

Schedule 4 — Awards and Allowances over other assets

Part A

Except as noted in Part A to this Schedule 4, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under Part A to this Schedule 4.  In the event of any conflict between the Rules and Part A to this Schedule 4, Part A to this Schedule 4 will prevail.

1                                      Part A to this Schedule 4 is made under and amends and supplements the terms of the Plan for Awards to be made over or in respect of assets which would not otherwise fall within the definition of “Award Assets”.

2                                      Where Awards are made under this Part A to Schedule 4, the following amendments will be read into the Rules:

2.1                            the definition of “Award Assets” will be replaced with such wording as the Committee considers appropriate; and

2.2                            the Committee has the ability to make any such amendments to the Plan or its operation as it considers appropriate in the context of the particular asset being used.

Part B

Except as noted in Part B to this Schedule 4, the provisions of Schedule 1 to the RBS 2014 Employee Share Plan (the “Allowance Schedule”) apply to Awards granted under Part B to this Schedule 4.  In the event of any conflict between the provisions of the Allowance Schedule and Part B to this Schedule 4, Part B to this Schedule 4 will prevail.

3                                      Part B to this Schedule 4 is made under and amends and supplements the terms of the Allowance Schedule for Allowances to be made over or in respect of assets which would not otherwise fall within the definition of “Allowance Assets”.

4                                      Where Allowances are made under this Part B to Schedule 4, the following amendments will be read into the Allowance Schedule:

4.1                            the definition of “Allowance Assets” will be replaced with such wording as the Committee considers appropriate; and

4.2                            the Committee has the ability to make any such amendments to the Allowance Schedule or its operation as it considers appropriate in the context of the particular asset being used.

Schedule 5 — Australia

Except as noted in this Schedule 5, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under this Schedule 5 to Eligible Employees in Australia.  In the event of any conflict between the Rules and this Schedule 5, this Schedule 5 will prevail.

1.                                      Leaving the Group before Vesting

The Committee must not exercise its discretion under any rule of the Plan where the exercise of the discretion would result in a termination benefit being paid to a Participant in circumstances prohibited by Part 2D.2 of the Corporations Act 2001 (Cth) as varied from time to time.

2.                                      Death

For the purposes of rule 6.4, and subject to rule 5.6, the Committee has absolute discretion to determine whether to settle an Award following the death of a Participant in cash or another form of Award Asset.  If the Committee decides to make a cash payment in these circumstances, as calculated in accordance with rule 6.4, it will be paid on the later of:

2.1.1                     the production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee); and

2.1.2                     if the Participant was, at the time and in the circumstances specified in paragraph 2 of this Schedule, prohibited by Part 2D.2 of the Corporations Act 2001 (Cth) as varied from time to time, from receiving such payment, the time when the Award would otherwise Vest had the Participant not died.

3.                                   Options

3.1                            The definitions of “Option Expiry Date” and “Option Period” in rule 9 are modified to substitute the word “sixth” for the word “tenth”.

3.2                               A new rule 3.10 is added:

3.10                           Lapse of Option

A Participant may, in his absolute discretion, elect to have all or any of his Options lapse by providing a written notice to the Committee.  If the Participant elects to have any of his Options lapse under this rule, the Options to lapse as specified in the written notice will lapse effectively from when the Committee receives the written notice.

3.3                               In relation to Options, rule 5.2 operates subject to rule 3.10.

3.4                               Rule 5.4.3 (exercise of Options) is deleted and replaced with the following:

5.4.3A            Subject to rule 5.4.3B, in relation to an Option, to the extent it has Vested, a Participant may exercise the Option at any time during the Option Period following Vesting provided that the Market Value of Shares at the time the Participant seeks to exercise the Option equals or exceeds the Option price (if any).

5.4.3B               If an Option Vests under more than one provision of the rules of the Plan, the provision resulting in the shortest exercise period will prevail.

5.4.3C               If a Participant exercises an Option in accordance with rule 5.4.3A, then subject to rule 4, rule 5 (including, for the avoidance of doubt, rules 5.4.3D and 5.4.3E below), and rules 6, 8.3 and 8.9, the Committee will arrange for Shares to be transferred to or issued to the Participant, or to a nominee for the Participant appointed by the Company, within 30 days of the date on which the Option is exercised.

5.4.3D               A Participant must not sell, transfer or otherwise dispose of Shares provided in connection with the exercise of the Option until the end of 12 months after the time the Participant exercised the Option.

5.4.3E                The Committee may require that:

(i)             share certificates or such other evidence of title to Shares acquired by Participant on exercise of an Option be held in escrow until the expiry of the period referred to in rule 5.4.3D; or

(ii)          a Participant enter into such other arrangements as the Committee deems necessary to enforce or give effect to the restriction under rule 5.4.3D.

5.4.3F                 If a Participant seeks to exercise an Option in circumstances that are not covered by rule 5.4.3A, the exercise will not be effective and the Committee will not be subject to any obligation to provide Shares to the Participant in connection with the Option until the Option is exercised in circumstances that are covered by rule 5.4.3A.

9.                         Dividend equivalents, notional interest and alternative settlement

Rules 5.5 (dividend equivalent and notional interest) does not apply.

Schedule 6 — Canada

Except as noted in this Schedule 6, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under this Schedule 6 to Eligible Employees in Canada.  In the event of any conflict between the Rules and this Schedule 6, this Schedule 6 will prevail.

Notwithstanding any provision of the Plan to the contrary:

1                                      No Awards held by Participants employed or resident in Canada will be settled with Shares or other assets held in a trust described in rule 8.8.

2                                      Awards granted under this Schedule 6 will be subject to one of the following provisions, with the Committee having an absolute discretion to determine the approach to be followed from time to time:

2.1                            Any Award comprising of Award Assets other than Shares will vest on the earlier of the Vesting date determined under rule 5, and the third anniversary of the end of the calendar year preceding that in which the Award was granted.  Where such vesting takes place prior to the Vesting date determined under rule 5, the Committee shall have the ability to impose the same or similar restrictions to those referred to in rule 5.7.

2.2                            Awards having a Vesting period that extends beyond the third anniversary of the calendar year preceding that in which the Award was granted shall comprise an Award over Shares.

3                                      Rule 5.6 (Alternative settlement) does not apply to Awards of Shares vesting after the third anniversary of the calendar year for which the Award was made

4                                      For the purposes of the Plan, a Participant’s employment with the Company or a Subsidiary shall be considered to have terminated on (i) the day that the Participant gives or receives written notice of termination of employment with the Company or Subsidiary whether such notice of termination is effective immediately or at a future date or (ii) where the Company or its Subsidiary so determines, such later day as may be determined by the Company or its Subsidiary in its sole and absolute discretion. For the avoidance of doubt, no period of notice, if any, or payment in lieu of notice that is given or that ought to have been given under applicable law in respect of such termination of employment shall be utilized to extend the Participant’s period of employment for the purposes of determining his or her entitlement under the Plan unless the Company or its Subsidiary determines otherwise.

Schedule 7 — USA

Except as noted in Parts A, B or C to this Schedule 7, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under the relevant Part to this Schedule 7 to Eligible Employees in the USA.  In the event of any conflict between the Rules and the relevant Part to this Schedule 7, the relevant Part to this Schedule 7 will prevail.

Part A — Conditional Awards

1                                      Operation of Part A of Schedule 7

Part A to this Schedule 7 is made under and amends and supplements the terms of the Plan in respect of Conditional Awards granted to Participants who are subject to U.S. taxation (“Part A Awards”), and is intended to be compliant with Section 409A of the Internal Revenue Code and the Treasury Regulations promulgated under that Section (together, the “Section 409A Rules”) or satisfy an exemption from the Section 409A Rules, as applicable.

2                                      Timing of Vesting

2.1                            Rule 5.2.3 is amended by the insertion of the following words at the end of the rule:

“but in no case will Vesting be delayed later than the time permitted by the Section 409A Rules for payments that may involve violations of law (subject to the requirements of those Rules).”

2.2                           A new rule 5.2.4 is added with the following wording:

“No Award that Vests under any provision of the Plan will Vest prior to the date originally set for Vesting except to the extent such early Vesting and payment is in accordance with the Section 409A Rules. Any delayed Vesting under any provision of the Plan will be only as in accordance with the Section 409A Rules.”

3                                      Delayed Vesting

Rule 5.3.2 is amended by the addition of the following sentences as the final sentences:

“The Committee’s determination must be made before 1 December of the calendar year in which the date originally set for Vesting falls. Any Award Assets that the Committee determines will Vest in accordance with this rule 5.3.2 will be transferred to the Participant by 31 December of the calendar year in which the date originally set for Vesting falls.”

4                                      Consequences of Vesting

Rule 5.4.1 is replaced with the following wording:

“Conditional Awards: the Award Assets will be delivered, as soon as practicable, to the Participant, or to a nominee for the Participant appointed by the Company after Vesting (but in no event later than 31 December of the year in which Vesting occurs).  The Participant will receive the number of Award Assets in respect of which the Conditional Award has Vested, subject to any arrangements made to discharge any liability under rule 8.3, although nothing in rule 8.3 will permit the receipt of Award Assets after the later of: a) 31 December of the calendar year in which Vesting occurs; or b) a day falling after this date where such delay falls within the time permitted by the Section 409A Rules.”

5                                      Dividend equivalents and notional interest

Rule 5.5.3 is replaced with the following wording:

“Amounts or assets delivered to a Participant or to a nominee for the Participant appointed by the Company under this rule 5.5 will be delivered as soon as practicable after Vesting (but in no event later than 31 December of the year in which Vesting occurs), subject to rule 8.3, although nothing in rule 8.3 will permit the receipt of amounts or assets after the later of: a) 31 December of the calendar year in which Vesting occurs; or b) a day falling after this date where such delay falls within the time permitted by the Section 409A Rules.”

6                                     Death

Rule 6.4.1 is replaced with the following wording:

“Conditional Awards: a cash amount equivalent to the Market Value of the Award Assets on the date of death will be delivered to the Participant’s personal representatives as soon as practicable after production of a valid grant of probate (or local equivalent subject to the satisfaction of the Committee) but in no event after the later of: a) 31 December of the calendar year in which the date originally set for such payment falls; b) a day falling after this date where such delay falls within the time permitted by the Section 409A Rules.”

7                                      Corporate events

7.1                            Rule 7.1 is disapplied.

7.2                            Rule 7.2.1 is replaced with the following wording:

“If the Committee becomes aware that the Company is or is expected to be affected by:

(1)              a Change of Control;

(2)              any variation in share capital, demerger, disposal of a business or Member of the Group, distribution (other than an ordinary dividend) or delisting;

(3)              a flotation of some or all of the shares of a company which either: (a) is or was a Member of the Group; or (b) has been established to hold or operate one or more businesses which the Company or a Member of the Group has transferred to it in connection with such a flotation; or

(4)              any transaction which, in the opinion of the Committee, could affect the current or future value of Award Assets,

then Awards are not affected unless and to the extent that the Committee decides to:

(1)              require Awards to be exchanged under or on a similar basis to rule 7.4; and/or

(2)              adjust the number of Award Assets comprised in a Part A Award, and such other terms of the Part A Award as appear appropriate, but only in accordance with the Section 409A Rules.

7.3                            Notwithstanding the provisions of rule 7.2 (as modified by the wording in paragraph 7.2 above), if an event falling within the provisions of rule 7.2.1 would constitute a permitted event for the purposes of terminating any Part A Awards and making distributions to the relevant Participants in accordance with the relevant provisions of the Section 409A Rules, the Committee may decide to take any steps in pursuance of this outcome.

8                                      Exchange of Awards

A new rule 7.4.3 is added with the following wording:

“Where the Committee decides to require Awards to be exchanged under or on a similar basis to rule 7.4 or where rule 7.4.1 applies, any exchange of Awards will be in accordance with the Section 409A Rules to the extent necessary to maintain compliance with the Section 409A Rules.”

9                                      General terms

9.1                            Rule 8.3.4 is disapplied.

9.2                            Rule 8.6 is amended to include the following sentence:

“However, no such regulation will affect the timing of Vesting or payment as set forth in the Plan and this Schedule 7 to the extent it would cause the Plan to fail to meet the requirements of the Section 409A Rules.”

9.3                            Rule 8.9 is amended by the addition of the following sentence as the final sentence:

“Where any applicable consent is not received, if it becomes clear that the relevant allotment, issue or transfer of Award Assets cannot take place before the later of: a) 31 December of the calendar year in which the date originally set for such payment falls; or b) a day falling after this date where such delay falls within the time permitted by the Section 409A Rules for violations of law or for disputed payments (subject to the applicable requirements of those exceptions), the Award will be satisfied using a different form of Award Assets prior to the later of the time specified in (a) or (b).”

Part B — Allowances

10                               Part B to this Schedule 7 is made under and amends and supplements the terms of Schedule 1 of the Plan in respect of Allowances which are made to Participants who are subject to U.S. taxation (“Part B Allowances”) and is intended to be compliant with the Section 409A Rules or satisfy an exemption from the Section 409A Rules, as applicable.

11                               Allowance Instalment Payments

Paragraph 4.1.2 is amended by the insertion of the following words at the end of the rule:

“but in no case will the making of an Allowance Instalment Payment be delayed later than the time permitted by the Section 409A Rules for payments that may involve violations of law.”

12                               General terms

12.1                     Paragraph 9.3.4 is disapplied.

12.2                     Paragraph 9.6 is amended to include the following sentence:

“However, no such regulation will affect the timing of payment of an Allowance Instalment Payment to the extent it would cause the Plan (as amended by this Schedule 7) to fail to meet the requirements of the Section 409A Rules.”

12.3                     Paragraph 9.9 is amended by the addition of the following sentence as the final sentence:

“Where any applicable consent is not received, if the relevant allotment, issue or transfer of Allowances Assets does not take place before the later of: a) 31 December of the calendar year in which the date originally set for such payment falls; or b) a day falling after this date where such delay falls within the time permitted by the Section 409A Rules for violations of law or for disputed payments (subject to the applicable requirements of those exceptions), the Award will be satisfied using a different form of Allowance Assets.”

Part C — Provisions applying to Parts A and B

13                               General

13.1                     No Participant who is subject to US taxation may be granted an Option or Forfeitable Award unless the terms of such Award are compliant with the Section 409A Rules or are exempt from the Section 409A Rules.

13.2                     The Plan and this Schedule 7 will be interpreted and administered in a manner that complies with the Section 409A Rules or that would cause the Award to be exempt from the Section 409A Rules, as applicable.

14                               Taxation

14.1                     An offset of outstanding liabilities in accordance with rule 8.3.3 in relation to a Part A Award or paragraph 9.3.3 in relation to a Part B Allowance may only be done at the point at which Award Assets or Allowance Assets (as appropriate) are received by a Participant.

14.2                     Notwithstanding the foregoing, any tax, interest or penalties arising under Sections 409A or 457A (or any other section) of the Internal Revenue Code are the sole responsibility of the Participant.

14.3                     Without limiting the generality of rule 8.3 in relation to a Part A Award, to the extent any taxes (e.g., Federal Insurance Contributions Act (FICA) taxes) are due with respect to an Award in any year(s) prior to the year(s) of Vesting, the Company may, to the extent permitted by law, in its discretion withhold any or all of the amount due in respect of such taxes (i) from any compensation (including salary; bonus and other incentive awards; or special payments) otherwise payable to the Participant during such year or (ii) by reducing the amount of any Award Assets subject to an Award by the amount of any such taxes.

14.4                     Neither the Company, the Committee nor any individual member of the Committee will be liable for: (i) any action or determination made with respect to the Plan; or (ii)                  any action or determination with respect to an Award or Awards that results in such Awards (individually or entirely) becoming subject to taxation under the Section 409A Rules.

15                               Amendment

15.1                     In relation to Part A Awards a new rule 8.13.5 is added with the following wording:

“No amendment under this rule 8.13 will affect the timing of Vesting or payment as set forth in the Plan to the extent it would cause the Plan to fail to meet the requirements of the Section 409A Rules.”

15.2                     In relation to Part B Allowances a new paragraph 9.13.4 is added with the following wording:

“No amendment under this paragraph 9.13 will affect the timing of Allowance Instalment Payments as set forth in the Plan and Schedule 1 to the extent it would cause the Plan to fail to meet the requirements of the Section 409A Rules.”

15.3                     Without limiting rules 8.6 and 8.13 of the Plan or paragraph 9.13 of Schedule 1, the Committee expressly reserves the right to amend, prospectively or retroactively, the Plan, Schedule 1, this Schedule 7 and any outstanding Awards, to the extent necessary to maintain compliance with the Section 409A Rules.

Schedule 8 — Poland

Except as noted in this Schedule 8, the Rules described in the RBS 2014 Employee Share Plan (the “Plan”) apply to Awards granted under this Schedule 8 to persons occupying Managerial Roles in Poland, within the meaning of the Polish Regulations (as defined below).  In the event of any conflict between the Rules and this Schedule 8, this Schedule 8 will prevail.

1.                                      Definitions

1.1                               The definitions of the following terms in rule 9 are deleted and replaced with the following:

“Bonus” means “Discretionary Performance Award”; and

“Eligible Employee” means each person performing a “Managerial Role” with RBS Poland.

1.2                               The following definitions are added to rule 9:

“Assessment Period” shall have the meaning given to it in the Polish Regulations;

“Discretionary Performance Award” means the variable remuneration and benefits which may be granted to an Eligible Employee in respect of an Assessment Period, part of which is granted in the form of an Award, the value of which depends on the objectives achieved and the performance of the Eligible Employee and/or RBS Poland during such period.  For the avoidance of doubt, this does not include base salary, one-off awards and benefits awarded under the generally applicable laws as well as other benefits acquired on a basis other than assessing the objectives and performance of the Eligible Employee and/or RBS Poland;

“Managerial Role” means a managerial position which has a material impact on RBS Poland’s risk profile, within the meaning of the PFSA Resolution;

“Polish Regulations” means the Regulations on variable remuneration of Eligible Employees approved by the Supervisory Board on 31 July 2013, as required to be implemented in accordance with the PFSA Resolution;

“PFSA Resolution” means the resolution 258/2011 of the Polish Financial Supervision Authority on the detailed principles for the operation of the risk management system and the internal control system, and detailed conditions for estimating internal capital by banks and for reviewing the internal capital retention and estimation process and the principles for determining the policy of variable elements of the remuneration of persons holding managerial positions at banks;

“RBS Poland” mean RBS Bank (Polska) S.A. with its seat in Warsaw; and

“Supervisory Board” means the supervisory board of RBS Poland.

2.                                   Operation of the Plan

The Plan constitutes an integral part of the Polish Regulations and operates on the basis of the approval of the Supervisory Board. The application of the Plan (as amended and supplemented by this Schedule) may be suspended and/or superseded by another plan pursuant to the resolution of the Supervisory Board.

3.                                      Selection of the Eligible Employees

3.1                            Rule 2.2 shall not apply.   Only persons performing a Managerial Role at any point during the relevant Assessment Period may be selected to receive an Award subject to this Schedule.

3.2                            Notwithstanding paragraph 3.1 above, persons employed with RBS Poland who do not perform Managerial Roles are still eligible to be selected to participate under the Plan under rule 2.2. Any Awards received by such persons will be governed by the standard provisions of the Plan unaffected by the amendments set out in this Schedule.

4.                                      Determination and terms of Awards

4.1                               When making any determination under rule 3.1, the Committee will act in accordance with the terms of the Polish Regulations, where necessary having regard to the Assessment Period.

4.2                               Each decision made by the Committee in accordance with rule 3 shall only become effective upon the approval of the Supervisory Board and will be subject to the terms of the Polish Regulations and the PFSA Resolution.

5.                                      Malus and Clawback

5.1                               In rule 4.1.1 the words “the Company, any Member of the Group and any business area or team” are replaced by “RBS Poland and the business unit in which the Participant worked and, where permissible under the Polish Regulations, or as otherwise agreed by the Polish Financial Services Authority, the Company, any Member of the Group and any business area or team”.

5.2                               A new rule 4.1.1(4) is added with the following wording and the existing rule 4.1.1(4) re-numbered rule 4.1.1(5):

“any of the following having occurred:

(i)                                  a significant negative change to the Core Tier 1 capital ratio of RBS Poland;

(ii)                               a significant breach of internal risk management at RBS Poland;

(iii)                            a material misstatement or error made by the Participant; or

(iv)                           an Award having been granted to a Participant as a result of fraudulent conduct by the Participant

5.3.                            A new rule 4.3 is inserted (and the current rule 4.3 re-numbered rule 4.4) as follows:

“Any decision made by the Committee under this rule 4 must be recommended to the Supervisory Board, which has sole discretion to determine whether rule 4 should apply having regard at all times to the terms of the Polish regulations.  For the avoidance of doubt, the decision of the Supervisory Board is final and conclusive and it may act independently from any Committee recommendation received in respect of this rule 4.”

6.                                      Timing of Vesting

An Award granted in mandatory substitution of a Discretionary Performance Award will Vest in respect of the Participant in three parts, each part comprising up to a maximum of one-third of the deferred variable remuneration on the first, second, and third anniversary of the Award Date, in accordance with the Polish Regulations and subject to the review referred to in § 5.9 of the Polish Regulations and specified in rule 4 of the Plan and subject to a delay in Vesting as a result of any of the circumstances specified in rules 5.3.1(1) — 5.3.1(4) occurring.

7.                                      Death and disability

Rule 6.4 shall be deleted and replaced with the following rule 6.4:

“If a Participant dies, or obtains a disability certificate (regardless of the disability degree), any Award which has not Vested will not lapse but will Vest in full and will be satisfied as follows:

6.3.1                   Conditional Awards: a cash amount equal to the Market Value of the relevant Award Assets on the date of death, or the date a valid disability certificate is produced. Payment will be made to the Participant’s personal representatives,  a nominee for the Participant’s personal representatives appointed by the Company, or the Participant, as applicable, no later than one month after production of a valid death certificate or disability certificate.  The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

6.3.2                  Forfeitable Awards: the restrictions referred to in rule 3.2.4 will cease to have effect on the date of death, or the date a valid disability certificate is produced. The relevant Award Assets will be transferred to the Participant’s personal representatives, a nominee for the Participant’s personal representatives appointed by the Company, or the Participant, as applicable, as soon as practicable after production of a valid death certificate or disability certificate.  The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

6.3.3                  Options: the Option may be exercised by the Participant’s personal representatives, or the Participant, within three months after production of a valid death certificate or disability certificate and will lapse if not exercised within 18 months after the date of death, or the date a valid disability certificate is produced. A cash amount equal to the Market Value of the relevant Award Assets on the date of death, or the date a valid disability certificate is produced, (reduced by the amount of any Option price payable) will be delivered to the Participant’s personal representatives, a nominee for the Participant’s personal representatives appointed by the Company, or the Participant, as applicable, as soon as practicable after the exercise of the Option.  The payment of the cash amount will be treated as the Vesting of the award for the purposes of these rules.

8.                                      Corporate Events

Rule 7 shall not apply to Awards payable in cash.

9.                                      Discretionary nature of the Plan

Rule 8.4 shall be applied subject to paragraphs 2, 5.3 and 10 of this Schedule.

10.                               Amendments

Any changes to the Schedule or the Plan which may affect (i) any person who performs a Managerial Role, or (ii) compliance with the Polish Regulations and/or the PFSA Resolution, will, without limitation, require the consent of the Supervisory Board.

11.                               Personal hedging strategies

Participants are not permitted to use any personal hedging strategies or remuneration related insurance designed to lessen the impact of a reduction in value of their Discretionary Performance Awards.